Exhibit 10.15

August 30, 2021

Pie Squared Investment, LLC

[ADDRESS]

Re: Indemnification by PizzaRev Acquisition, LLC of Pie Squared Investment, LLC and Others

Ladies and Gentlemen:

This letter agreement (this “Letter”) is entered into by and between PizzaRev Acquisition, LLC (“Rev Acquisition”) and Pie Squared Investment, LLC (“Squared Investment”) in connection with the execution of that certain Unit Purchase Agreement (the “Purchase Agreement”) by and among Squared Investment, Rev Acquisition and Amergent Hospitality Group, Inc., a Delaware corporation (“AHG”), dated as of August 30, 2021. Except as otherwise specified herein, all capitalized terms used but not otherwise defined herein shall have the meanings given in the Purchase Agreement.

The parties hereto agree to the following:

1. Rev Acquisition shall indemnify, defend, and hold harmless Squared Investment and each of its affiliates, officers, directors, members, managers, employees, agents, successors, and assigns (each, an “Indemnified Party” and collectively the “Indemnified Parties”) from and against all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ (each a “Loss” and collectively “Losses”), arising out of or in connection with any claim, suit, action, or proceeding (each a “Claim”) relating to the execution and performance of the Purchase Agreement by Squared Investment or Rev Acquisition or the consummation of any transaction contemplated by the Purchase Agreement. Any Indemnified Party claiming to be entitled to indemnification hereunder shall promptly notify Rev Acquisition upon becoming aware of a Claim with respect to which Rev Acquisition is obligated to provide indemnification hereunder (“Indemnified Claim”). Rev Acquisition shall promptly assume control of the defense and investigation of the Indemnified Claim, with counsel reasonably acceptable to the Indemnified Party, and the Indemnified Party shall reasonably cooperate with Rev Acquisition in connection therewith, in each case at Rev Acquisition’s sole cost and expense. The Indemnified Party may participate in the defense of such Indemnified Claim, with counsel of its own choosing and at its own cost and expense. Rev Acquisition shall not settle any Indemnified Claim on any terms or in any manner that adversely affects the rights of any Indemnified Party without such Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed). If Rev Acquisition fails or refuses to assume control of the defense of such Indemnified Claim, the Indemnified Party shall have the right, but no obligation, to defend against such Indemnified Claim, including settling such Indemnified Claim after giving notice to Rev Acquisition, in each case in such manner and on such terms as the Indemnified Party may deem appropriate. Neither the Indemnified Party’s failure to perform any obligation hereunder nor any act or omission of the Indemnified Party in the defense or settlement of any Indemnified Claim shall relieve Rev Acquisition of its obligations hereunder, including with respect to any Losses, except to the extent that Rev Acquisition can demonstrate that it has been materially prejudiced as a result thereof.

1

2. This Letter constitutes the sole and entire agreement of the parties to this Letter with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. This Letter shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3. This Letter may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Letter, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Letter shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. If any term or provision of this Letter is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Letter or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Letter so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

4. This Letter shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

5. This Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Letter delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Letter.

[Signature page follows.]

2

Sincerely,

PIZZAREV ACQUISITION, LLC

By:	/s/ Jim Kepple
Name:	Jim Kepple
Title:	Authorized Signatory

ACCEPTED, ACKNOWLEDGED, AND AGREED:

PIE SQUARED INVESTMENT, LLC

By:	/s/ Irving Zuckerman
Name:	Irving Zuckerman
Title:	Co-CEO

Signature Page to Indemnification Letter Agreement